Global. Connected. Sustainable.

1Q
22

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	First Quarter 2022

Financial Supplement
Corporate Information	First Quarter 2022

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of March 31, 2022, the company’s 291 data centers, including 50 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.8 million square feet, excluding approximately 8.1 million square feet of space under active development and 2.6 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
President & Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Chief Operating Officer: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America			BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Berenberg	Markets	Citigroup	Company
Marie Ferguson	David Barden	Brendan Lynch	Nate Crossett	Ari Klein	Michael Rollins	Michael Elias
(212) 425-7500	(646) 855-1320	(212) 526-9428	(646) 949-9030	(212) 885-4103	(212) 816-1116	(646) 562-1358

Credit Suisse	Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies
Sami Badri	Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen
(212) 538-1727	(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705

MoffettNathanson	Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets	Stifel
Nick Del Deo	Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin	Erik Rasmussen
(212) 519-0025	(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589	(212) 271-3461

TD Securities	Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at www.digitalrealty.com.

Financial Supplement
Corporate Information (Continued)	First Quarter 2022

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21
High price	$177.15	$178.22	$168.30	$164.04	$150.43
Low price	$130.10	$139.31	$143.01	$140.29	$124.65
Closing price, end of quarter	$141.80	$176.87	$144.45	$150.46	$140.84
Average daily trading volume	1,661,700	1,242,203	1,239,685	1,293,054	1,809,056
Indicated dividend per common share (1)	$4.88	$4.64	$4.64	$4.64	$4.64
Closing annual dividend yield, end of quarter	3.4%	2.6%	3.2%	3.1%	3.3%
Shares and units outstanding, end of quarter (2)	290,956,547	290,346,784	290,340,867	289,658,561	289,113,581
Closing market value of shares and units outstanding (3)	$41,257,638	$51,353,636	$41,939,738	$43,582,029	$40,718,757

(1)	On an annualized basis.
(2)	As of March 31, 2022, the total number of shares and units includes 284,666,082 shares of common stock, 4,386,944 common units held by third parties and 1,903,521 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2022	First Quarter 2022

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	284,666,082	97.8%
Third-Party Unitholders	4,386,944	1.5%
Directors, Officers and Others (3)	1,903,521	0.7%
Total	290,956,547	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 284,666,082 general partnership common units, 4,386,944 common units held by third parties and 1,903,521 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2022

Shares and Units at End of Quarter	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21
Common shares outstanding	284,666,082	284,415,013	283,846,802	282,603,152	281,372,310
Common units outstanding	6,290,465	5,931,771	6,494,065	7,055,409	7,741,271
Total Shares and Partnership Units	290,956,547	290,346,784	290,340,867	289,658,561	289,113,581

Enterprise Value
Market value of common equity (1)	$41,257,638	$51,353,636	$41,939,738	$43,582,029	$40,718,757
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	956,250
Total debt at balance sheet carrying value	14,388,215	13,448,210	14,087,539	13,927,821	13,256,839
Total Enterprise Value	$56,400,853	$65,556,846	$56,782,277	$58,264,850	$54,931,846
Total debt / total enterprise value	25.5%	20.5%	24.8%	23.9%	24.1%
Debt-plus-preferred-to-total-enterprise-value	26.8%	21.7%	26.1%	25.2%	25.9%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$29,444,273	$28,780,211	$28,033,614	$27,821,024	$26,830,520
Total Assets	36,680,546	36,369,560	35,847,648	36,151,220	35,542,491
Total Liabilities	18,429,107	17,845,778	18,040,369	17,945,483	17,157,070

Selected Operating Data
Total operating revenues	$1,127,323	$1,111,168	$1,133,136	$1,093,188	$1,090,391
Total operating expenses	986,087	979,671	948,769	907,561	897,873
Interest expense	66,725	71,762	71,417	75,014	75,653
Net income	76,911	1,090,397	136,543	125,797	394,675
Net income available to common stockholders	63,101	1,057,629	124,096	127,368	372,405

Financial Ratios
EBITDA (2)	$576,337	$1,512,560	$578,257	$618,945	$843,685
Adjusted EBITDA (3)	602,994	583,712	610,076	602,684	615,319
Net Debt to Adjusted EBITDA (4)	6.3x	6.1x	6.0x	6.0x	5.6x
Interest expense	66,725	71,762	71,417	75,014	75,653
Fixed charges (5)	91,657	97,271	96,740	98,457	100,601
Interest coverage ratio (6)	6.1x	6.0x	6.5x	6.1x	6.6x
Fixed charge coverage ratio (7)	5.5x	5.4x	5.8x	5.4x	5.8x

Profitability Measures
Net income per common share - basic	$0.22	$3.73	$0.44	$0.45	$1.32
Net income per common share - diluted	$0.22	$3.71	$0.44	$0.45	$1.32
Funds from operations (FFO) / diluted share and unit (8)	$1.60	$1.54	$1.54	$1.78	$1.49
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.67	$1.65	$1.54	$1.67
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.59	$1.41	$1.60	$1.63	$1.61
Dividends per share and common unit	$1.22	$1.16	$1.16	$1.16	$1.16
Diluted FFO payout ratio (8) (10)	76.3%	75.3%	75.3%	65.2%	77.9%
Diluted Core FFO payout ratio (8) (11)	73.2%	69.4%	70.3%	75.3%	69.6%
Diluted AFFO payout ratio (9) (12)	76.7%	82.1%	72.4%	71.2%	72.1%

Portfolio Statistics
Buildings (13)	303	300	295	305	306
Data Centers (13)	291	287	282	291	290
Cross-connects (13)(14)	181,500	178,000	174,000	170,000	167,000
Net rentable square feet, excluding development space (13)	35,786,973	35,630,828	34,988,250	35,837,908	35,404,425
Occupancy at end of quarter (15)	83.3%	83.6%	84.2%	84.7%	85.3%
Occupied square footage (13)	29,801,451	29,774,698	29,471,445	30,352,404	30,215,898
Space under active development (16)	8,086,565	7,230,460	7,464,633	7,617,837	7,650,175
Space held for development (17)	2,646,137	2,682,456	2,088,701	1,958,306	2,217,118
Weighted average remaining lease term (years) (18)	4.8	4.7	4.8	4.7	4.8
Same-capital occupancy at end of quarter (15) (19)	82.9%	83.7%	83.9%	84.4%	84.6%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2022

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable, and upon physical settlement of our September 2021 forward sale agreements.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Explanatory Note: Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Digital Realty Trust
Earnings Release	First Quarter 2022

DIGITAL REALTY REPORTS FIRST QUARTER 2022 RESULTS

Austin, TX — April 28, 2022 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the first quarter of 2022. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $0.22 per share in 1Q22, compared to $1.32 in 1Q21
◾	Reported FFO per share of $1.60 in 1Q22, compared to $1.50 in 1Q21
◾	Reported core FFO per share of $1.67 in 1Q22, compared to $1.67 in 1Q21
◾	Signed total bookings during 1Q22 expected to generate $167 million of annualized GAAP rental revenue, including an $11 million contribution from interconnection
◾	Reiterated 2022 core FFO per share outlook of $6.80 - $6.90

Financial Results

Digital Realty reported revenues for the first quarter of 2022 of $1.1 billion, a 1% increase from the previous quarter and a 3% increase from the same quarter last year.

The company delivered first quarter of 2022 net income of $76.9 million, and net income available to common stockholders of $63.1 million, or $0.22 per diluted share, compared to $3.71 per diluted share in the previous quarter and $1.32 per diluted share in the same quarter last year. Net income available to common stockholders for both the previous quarter and same quarter last year benefited from gains on sale of investments.

Digital Realty generated first quarter of 2022 Adjusted EBITDA of $603 million, a 3% increase from the previous quarter and a 2% decrease over the same quarter last year.

The company reported first quarter of 2022 funds from operations of $465 million, or $1.60 per share, compared to $1.54 per share in the previous quarter and $1.50 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered first quarter of 2022 core FFO per share of $1.67, compared to $1.67 per share in the previous quarter, and $1.67 per share in the same quarter last year.

Leasing Activity

In the first quarter, Digital Realty signed total bookings expected to generate $167 million of annualized GAAP rental revenue, including an $11 million contribution from interconnection.

“Digital Realty delivered record bookings in the first quarter, driven by strong demand for data center solutions which is leading to a healthier overall fundamental dynamic and pricing environment,” said Digital Realty Chief Executive Officer A. William Stein. “We are proactively managing risks to guard against inflation and rising interest rates. Given the resiliency of our business, we believe we are well positioned to continue to deliver sustainable growth for customers, shareholders and employees.”

The weighted-average lag between new leases signed during the first quarter of 2022 and the contractual commencement date was seven months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $177 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2022 rolled up 3.3% on a cash basis and up 6.1% on a GAAP basis.

Digital Realty Trust
Earnings Release	First Quarter 2022

New leases signed during the first quarter of 2022 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$19,832	102,276	$194	7.9	$208
> 1 MW	83,810	627,605	134	77.3	90
Other (1)	103	4,178	25	—	—
Total	$103,745	734,059	$141	85.2	$101

EMEA (2)
0-1 MW	$17,032	73,085	$233	6.5	$220
> 1 MW	10,487	104,127	101	8.0	109
Other (1)	47	639	74	—	—
Total	$27,566	177,851	$155	14.5	$159

Asia Pacific (2)
0-1 MW	$1,874	5,020	$373	0.6	$275
> 1 MW	22,781	86,626	263	10.0	190
Other (1)	6	—	—	—	—
Total	$24,661	91,646	$269	10.6	$194

All Regions (2)
0-1 MW	$38,739	180,380	$215	15.0	$216
> 1 MW	117,078	818,358	143	95.3	102
Other (1)	156	4,817	32	—	—
Total	$155,973	1,003,555	$155	110.2	$118

Interconnection	$10,889	N/A	N/A	N/A	N/A

Grand Total	$166,861	1,003,555	$155	110.2	$118

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended March 31, 2022.

Investment Activity

During the first quarter, Digital Realty acquired a 2.6-acre land parcel in Zurich, Switzerland for approximately $21 million. The site is expected to support the development of approximately 14 megawatts of IT load.

Also during the first quarter, Digital Realty signed a long-term lease with a purchase option on a 24-acre land parcel in Paris, France. The total expected investment to rent and acquire the land is approximately $132 million. The site is expected to support the development of approximately 144 megawatts of IT load.

Finally, during the first quarter, BAM Digital Realty, a 50/50 joint venture between Digital Realty and Brookfield Infrastructure Partners, acquired a land parcel in Chennai, India for $34 million, of which Digital Realty’s pro rata share was approximately $17 million. The site is expected to support the development of approximately 100 megawatts of IT load.

Shortly after quarter-end, Digital Realty acquired eight acres of land in Dublin, Ireland for $7 million; 2.4-acres of land in Barcelona, Spain for $12 million; and 34 acres of land in Frankfurt, Germany, for $64 million.

Digital Realty Trust
Earnings Release	First Quarter 2022

Balance Sheet

Digital Realty had approximately $14.4 billion of total debt outstanding as of March 31, 2022, comprised of $14.2 billion of unsecured debt and approximately $0.2 billion of secured debt. At the end of the first quarter of 2022, net debt-to-Adjusted EBITDA was 6.3x, debt-plus-preferred-to-total enterprise value was 26.8% and fixed charge coverage was 5.5x. Pro forma for settlement of the $1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.9x and fixed charge coverage was 5.7x.

During the first quarter of 2022, Digital Realty completed the following financing transactions.

●	In mid-January, Digital Realty closed an offering of €750 million, or approximately $850 million, of 1.375% Euro bonds due 2032.
●	In early February, Digital Realty redeemed all $450 million of its outstanding 4.75% notes due 2025.
●	In late March, Digital Realty closed an offering of CHF100 million of 0.600% Swiss bonds due 2023 and CHF150 million of 1.700% Swiss bonds due 2027.

Subsequent to quarter-end, Digital Realty upsized its global revolving credit facility from $3.0 billion to $3.75 billion.

Digital Realty Trust
Earnings Release	First Quarter 2022

2022 Outlook

Digital Realty reiterated its 2022 core FFO per share outlook of $6.80-$6.90. The assumptions underlying the outlook are summarized in the following table.

	As of	As of
Top-Line and Cost Structure	February 17, 2022	April 28, 2022
Total revenue	$4.700 - $4.800 billion	$4.700 - $4.800 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($45 - $50 million)
Adjusted EBITDA	$2.475 - $2.525 billion	$2.475 - $2.525 billion
G&A	$410 - $420 million	$410 - $420 million

Internal Growth
Rental rates on renewal leases
Cash basis	Flat	Slightly Positive
GAAP basis	Slightly positive	Up low-single-digits
Year-end portfolio occupancy	83.0% - 84.0%	83.0% - 84.0%
"Same-capital" cash NOI growth (2)	(2.5% - 3.5%)	(2.5% - 3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.38	$1.25 - $1.35
U.S. Dollar / Euro	$1.10 - $1.15	$1.05 - $1.10

External Growth
Dispositions
Dollar volume	$0.5 - $1.0 billion	$0.5 - $1.0 billion
Cap rate	0.0% - 10.0%	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion	$2.3 - $2.5 billion
Average stabilized yields	9.0% - 15.0%	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$210 - $220 million	$200 - $210 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.8 - $2.0 billion	$1.8 - $2.0 billion
Pricing	1.5% - 2.0%	1.5% - 2.0%
Timing	Early & Late 2022	Early & Late 2022

Net income per diluted share	$1.05 - $1.10	$1.05 - $1.10
Real estate depreciation and (gain) / loss on sale	$5.35 - $5.35	$5.35 - $5.35
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.45	$6.40 - $6.45
Non-core expenses and revenue streams	$0.40 - $0.45	$0.40 - $0.45
Core Funds From Operations / share	$6.80 - $6.90	$6.80 - $6.90
Foreign currency translation adjustments	$0.10 - $0.10	$0.15 - $0.15
Constant-Currency Core Funds From Operations / share	$6.90 - $7.00	$6.95 - $7.05

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2020 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2021-2022, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	First Quarter 2022

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EDT / 2:30 p.m. PDT on April 28, 2022, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s first quarter 2022 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and President & Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6375682 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until May 28, 2022. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 6813906. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with over 290 facilities in nearly 50 metros across 25 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

President & Chief Financial Officer

Digital Realty

(415) 738-6500

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(737) 281-0101

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	First Quarter 2022

	Three Months Ended
	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21
Rental revenues	$751,962	$763,117	$773,195	$768,826	$754,544
Tenant reimbursements - Utilities	224,547	195,340	189,060	169,743	184,973
Tenant reimbursements - Other	51,511	58,528	57,666	60,261	59,328
Interconnection & other	93,530	89,850	90,983	90,565	89,061
Fee income	5,757	4,133	3,255	3,628	2,426
Other	15	200	18,977	165	59
Total Operating Revenues	$1,127,323	$1,111,167	$1,133,135	$1,093,189	$1,090,391

Utilities	$241,239	$213,933	$209,585	$185,010	$176,046
Rental property operating	194,354	205,250	196,743	198,206	185,733
Property taxes	46,526	42,673	55,915	42,795	49,005
Insurance	3,698	3,507	4,718	5,703	3,498
Depreciation & amortization	382,132	378,883	369,035	368,981	369,733
General & administration	96,435	103,705	97,082	94,956	97,568
Severance, equity acceleration, and legal expenses	2,077	1,003	1,377	2,536	2,427
Transaction and integration expenses	11,968	12,427	13,804	7,075	14,120
Impairment of investments in real estate	—	18,291	—	—	—
Other expenses	7,657	(1)	510	2,298	(257)
Total Operating Expenses	$986,087	$979,669	$948,770	$907,561	$897,872

Operating Income	$141,236	$131,498	$184,365	$185,627	$192,519

Equity in earnings (loss) of unconsolidated joint ventures	60,958	(7,714)	40,884	52,143	(23,031)
Gain / (loss) on sale of investments	2,770	1,047,011	(635)	499	333,921
Interest and other (expense) income, net	3,051	(4,349)	(2,947)	10,124	(7,186)
Interest (expense)	(66,725)	(71,762)	(71,417)	(75,014)	(75,653)
Income tax (expense)	(13,244)	(3,961)	(13,709)	(47,582)	(7,547)
Loss from early extinguishment of debt	(51,135)	(325)	—	—	(18,347)
Net Income	$76,911	$1,090,397	$136,541	$125,799	$394,676

Net (income) attributable to noncontrolling interests	(3,629)	(22,587)	(2,266)	(4,544)	(8,756)
Net Income Attributable to Digital Realty Trust, Inc.	$73,282	$1,067,811	$134,275	$121,255	$385,920

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(10,181)	(11,885)	(13,514)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	—	—	18,000	—
Net Income Available to Common Stockholders	$63,101	$1,057,630	$124,094	$127,370	$372,406

Weighted-average shares outstanding - basic	284,525,992	283,869,662	283,105,966	281,791,855	281,094,798
Weighted-average shares outstanding - diluted	285,025,099	284,868,184	283,799,538	282,433,857	281,916,961
Weighted-average fully diluted shares and units	290,662,421	290,893,110	290,228,785	289,484,805	289,199,445

Net income per share - basic	$0.22	$3.73	$0.44	$0.45	$1.32
Net income per share - diluted	$0.22	$3.71	$0.44	$0.45	$1.32

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2022

	Three Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Net Income Available to Common Stockholders	$63,101	$1,057,630	$124,094	$127,370	$372,406
Adjustments:
Non-controlling interest in operating partnership	1,600	23,100	3,000	3,200	9,800
Real estate related depreciation & amortization (1)	374,162	372,447	362,728	363,640	364,697
Unconsolidated JV real estate related depreciation & amortization	29,320	24,146	21,293	20,983	19,378
(Gain) on real estate transactions (2)	(2,770)	(1,047,010)	(63,798)	(499)	(333,921)
Impairment of investments in real estate	-	18,291	-	-	-
Funds From Operations - diluted	$465,412	$448,602	$447,317	$514,694	$432,360

Weighted-average shares and units outstanding - basic	290,163	289,895	289,542	288,843	288,377
Weighted-average shares and units outstanding - diluted (3)	290,662	290,893	290,228	289,485	289,211

Funds From Operations per share - basic	$1.60	$1.55	$1.54	$1.78	$1.50

Funds From Operations per share - diluted (3)	$1.60	$1.54	$1.54	$1.78	$1.50

	Three Months Ended
Reconciliation of FFO to Core FFO	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Funds From Operations - diluted	$465,412	$448,602	$447,317	$514,694	$432,360
Other non-core revenue adjustments (4)	13,916	9,859	(18,066)	(11,122)	(59)
Transaction and integration expenses	11,968	12,427	13,804	7,075	14,120
Loss from early extinguishment of debt	51,135	325	-	-	18,347
(Gain on) / Issuance costs associated with redeemed preferred stock	-	-	-	(18,000)	-
Severance, equity acceleration, and legal expenses (5)	2,077	1,003	1,377	2,536	2,427
(Gain) / Loss on FX revaluation	(67,676)	14,308	33,773	(51,649)	34,072
Other non-core expense adjustments	7,657	(1)	1,004	2,298	(19,239)
Core Funds From Operations - diluted	$484,490	$486,525	$479,209	$445,832	$482,027

Weighted-average shares and units outstanding - diluted (3)	290,662	290,893	290,228	289,485	289,211

Core Funds From Operations per share - diluted (3)	$1.67	$1.67	$1.65	$1.54	$1.67

(1) Real Estate Related Depreciation & Amortization	Three Months Ended
	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Depreciation & amortization per income statement	$382,132	$378,883	$369,035	$368,981	$369,733
Non-real estate depreciation	(7,970)	(6,436)	(6,307)	(5,341)	(5,036)
Real Estate Related Depreciation & Amortization	$374,162	$372,447	$362,728	$363,640	$364,697

(2)	For the fourth quarter 2021, the gain pertains to the contribution of 10 operating data center properties to Digital Core REIT in connection with the listing of Digital Core REIT as a standalone public company traded on the Singapore Exchange in December 2021. For the third quarter 2021, the gain of $64 million represents Digital Realty’s share of a gain recognized by an unconsolidated joint venture from the sale of a portfolio of assets owned by the entity and is included in equity in earnings of unconsolidated joint ventures in our consolidated income statement.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(4)	Includes lease termination fees and certain other adjustments that are not core to our business. For the third quarter 2021, includes a $19 million promote received related to a sale of portfolio of assets within an unconsolidated joint venture. The promote is included in Other revenue in our consolidated income statement.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	First Quarter 2022

	Three Months Ended
Reconciliation of Core FFO to AFFO	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Core FFO available to common stockholders and unitholders	$484,490	$486,525	$479,209	$445,832	$482,027
Adjustments:
Non-real estate depreciation	7,970	6,436	6,307	5,341	5,036
Amortization of deferred financing costs	3,634	3,515	3,625	3,718	3,538
Amortization of debt discount/premium	1,214	1,107	1,138	1,166	1,134
Non-cash stock-based compensation expense	14,453	15,097	15,082	15,578	16,097
Straight-line rental revenue	(18,810)	(16,497)	(11,969)	(16,139)	(18,492)
Straight-line rental expense	4,168	5,753	7,862	7,175	6,709
Above- and below-market rent amortization	335	910	1,165	1,857	2,136
Deferred tax expense / (benefit)	(1,604)	(13,731)	2,112	35,522	(4,509)
Leasing compensation & internal lease commissions	13,261	9,564	11,142	11,078	11,042
Recurring capital expenditures (1)	(46,770)	(87,550)	(50,800)	(39,231)	(39,522)

AFFO available to common stockholders and unitholders (2)	$462,341	$411,130	$464,872	$471,898	$465,196

Weighted-average shares and units outstanding - basic	290,163	289,895	289,542	288,843	288,377
Weighted-average shares and units outstanding - diluted (3)	290,662	290,893	290,228	289,485	289,211

AFFO per share - diluted (3)	$1.59	$1.41	$1.60	$1.63	$1.61

Dividends per share and common unit	$1.22	$1.16	$1.16	$1.16	$1.16

Diluted AFFO Payout Ratio	76.7%	82.1%	72.4%	71.2%	72.1%

	Three Months Ended
Share Count Detail	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Weighted Average Common Stock and Units Outstanding	290,163	289,895	289,542	288,843	288,377
Add: Effect of dilutive securities	499	998	686	642	834
Weighted Avg. Common Stock and Units Outstanding - diluted	290,662	290,893	290,228	289,485	289,211

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and the effect of the physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	First Quarter 2022

	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21
Assets
Investments in real estate:
Real estate	$23,769,712	$23,625,451	$23,384,809	$23,287,853	$22,762,279
Construction in progress	3,523,484	3,213,387	3,238,388	3,270,570	2,904,642
Land held for future development	107,003	133,683	118,091	143,575	192,896
Investments in real estate	$27,400,199	$26,972,522	$26,741,289	$26,701,998	$25,859,817
Accumulated depreciation and amortization	(6,467,233)	(6,210,281)	(6,159,294)	(5,919,650)	(5,649,019)
Net Investments in Properties	$20,932,966	$20,762,241	$20,581,995	$20,782,348	$20,210,798
Investment in unconsolidated joint ventures	2,044,074	1,807,689	1,292,325	1,119,026	970,703
Net Investments in Real Estate	$22,977,040	$22,569,930	$21,874,320	$21,901,374	$21,181,501

Cash and cash equivalents	$157,964	$142,698	$116,002	$120,482	$221,140
Accounts and other receivables (1)	774,579	671,721	610,416	630,086	657,096
Deferred rent	545,666	547,385	552,850	539,379	524,200
Customer relationship value, deferred leasing costs & other intangibles, net	2,640,795	2,735,486	2,871,622	2,956,027	3,057,245
Goodwill	7,802,440	7,937,440	8,062,914	8,185,931	8,125,706
Operating lease right-of-use assets	1,361,942	1,405,441	1,442,661	1,452,633	1,495,869
Other assets	420,119	359,459	316,863	365,308	279,734
Total Assets	$36,680,546	$36,369,560	$35,847,648	$36,151,220	$35,542,491

Liabilities and Equity
Global unsecured revolving credit facilities	$943,325	$398,172	$832,322	$1,026,368	$451,007
Unsecured senior notes, net of discount	13,284,650	12,903,370	13,012,790	12,659,043	12,566,198
Secured debt and other, net of premiums	160,240	146,668	242,427	242,410	239,634
Operating lease liabilities	1,472,510	1,512,187	1,543,231	1,545,689	1,581,759
Accounts payable and other accrued liabilities	1,572,359	1,543,623	1,341,866	1,367,240	1,305,921
Deferred tax liabilities, net	649,112	666,451	725,955	742,127	650,543
Accrued dividends and distributions	—	338,729	—	—	—
Security deposits and prepaid rent	346,911	336,578	341,778	362,606	362,008
Total Liabilities	$18,429,107	$17,845,778	$18,040,369	$17,945,483	$17,157,070

Redeemable non-controlling interests - operating partnership	42,734	46,995	40,920	41,490	40,097

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (2)	—	—	—	—	219,250
Series J Cumulative Redeemable Preferred Stock (3)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (4)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (5)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (6)	2,824	2,824	2,818	2,806	2,795
Additional paid-in capital	21,069,391	21,075,863	21,010,202	20,844,834	20,700,282
Dividends in excess of earnings	(3,916,854)	(3,631,929)	(4,359,033)	(4,153,407)	(3,952,497)
Accumulated other comprehensive income (loss), net	(188,844)	(173,880)	(111,560)	31,733	(77,783)
Total Stockholders' Equity	$17,698,207	$18,004,568	$17,274,117	$17,457,656	$17,623,737

Noncontrolling Interests
Noncontrolling interest in operating partnership	$444,029	$425,337	$459,918	$513,897	$571,292
Noncontrolling interest in consolidated joint ventures	66,470	46,882	32,324	192,694	150,295

Total Noncontrolling Interests	$510,499	$472,219	$492,242	$706,591	$721,587

Total Equity	$18,208,706	$18,476,787	$17,766,359	$18,164,247	$18,345,324

Total Liabilities and Equity	$36,680,546	$36,369,560	$35,847,648	$36,151,220	$35,542,491

(1)	Net of allowance for doubtful accounts of $35,387 and $28,574 as of March 31, 2022 and December 31, 2021, respectively.
(2)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $0 and $201,250 liquidation preference, respectively ($25.00 per share), 0 and 8,050,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.
(3)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.
(4)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.
(5)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.
(6)	Common Stock: 284,666,082 and 284,415,013 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	First Quarter 2022

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$922,517
Campus	1,457,520
Other (4)	152,703
Total Cash NOI, Annualized	$2,532,740
less: Partners' share of consolidated JVs	(941)
Acquisitions / dispositions / expirations	(55,569)
FY 2022 backlog cash NOI and 1Q22 carry-over (stabilized) (5)	199,843
Total Consolidated Cash NOI, Annualized	$2,676,073

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$161,252

Other Income
Development and Management Fees (net), Annualized	$23,027

Other Assets
Pre-stabilized inventory, at cost (7)	$248,210
Land held for development	107,003
Development CIP (8)	3,523,484
less: Investment associated with FY21 Backlog NOI	(852,689)
Cash and cash equivalents	157,964
Accounts and other receivables, net	774,579
Other assets	420,119
less: Partners' share of consolidated JV assets	767
Total Other Assets	$4,379,437

Liabilities
Global unsecured revolving credit facilities	$959,713
Unsecured senior notes	13,388,664
Secured debt, excluding premiums	160,593
Accounts payable and other accrued liabilities	1,572,359
Deferred tax liabilities, net	649,112
Security deposits and prepaid rents	346,911
Backlog NOI cost to complete (9)	381,310
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	813,519
Total Liabilities	$19,027,182

Diluted Shares and Units Outstanding	291,456

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 1Q22 Cash NOI of $2.5 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through March 31, 2022. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2022

	As of March 31, 2022
		Interest Rate
	Interest	Including
	Rate	Swaps	2022	2023	2024	2025	2026	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	1.229%	1.229%	—	—	—	—	—	$892,334	$892,334
Yen revolving credit facility	0.590%	0.590%	—	—	—	67,379	—	—	67,379
Deferred financing costs, net	—	—	—	—	—	—	—	—	(16,389)
Total Global Unsecured Revolving Credit Facilities	1.184%	1.184%	—	—	—	67,379	—	$892,334	$943,325

Senior Notes
€300 million Floating Rate Notes due 2022	—	—	$332,010	—	—	—	—	—	$332,010
€300 million 0.125% Notes due 2022	0.125%	0.125%	332,010	—	—	—	—	—	332,010
₣100 million 0.600% Notes due 2023	0.600%	0.600%	—	108,390	—	—	—	—	108,390
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	$664,020	—	—	—	664,020
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	328,450	—	—	—	328,450
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	$525,520	—	—	525,520
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	719,355	—	—	719,355
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	$1,189,703	—	1,189,703
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	—	298,073	—	298,073
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	—	—	$162,585	162,585
$1.00 billion 3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	553,350	553,350
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	292,654	292,654
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	459,830	459,830
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	830,025	830,025
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	722,590	722,590
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	553,350	553,350
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,106,700	1,106,700
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	830,025	830,025
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	830,025	830,025
Unamortized discounts	—	—	—	—	—	—	—	—	(39,268)
Deferred financing costs	—	—	—	—	—	—	—	—	(64,746)
Total Senior Notes	2.105%	2.105%	$664,020	108,390	$992,470	$1,244,875	$1,487,776	$8,891,134	$13,284,650

Secured Debt
ICN10 Facilities	3.679%	3.679%	$782	—	—	—	—	$13,909	$14,691
Westin	3.290%	3.290%	—	—	—	—	—	135,000	135,000
Deferred financing costs	—	—	—	—	—	—	—	—	(353)
Total Secured Debt	3.328%	3.328%	$782	—	—	—	—	$148,909	$149,338

Other Debt
Digital Jubilee	1.449%	1.449%	—	$3,081	—	—	—	—	$3,081
Icolo loan	11.650%	11.650%	—	—	—	—	—	$7,821	7,821
Total Other Debt	8.767%	8.767%	—	$3,081	—	—	—	$7,821	$10,902

Total unhedged variable rate debt	—	—	$332,792	$3,081	—	$67,379	—	$906,243	$1,309,495
Total fixed rate / hedged variable rate debt	—	—	332,010	108,390	$992,470	1,244,875	$1,487,776	9,033,955	13,199,475
Total Debt	2.062%	2.062%	$664,802	$111,471	$992,470	$1,312,254	$1,487,776	$9,940,198	$14,508,971

Weighted Average Interest Rate			0.067%	0.623%	2.666%	2.075%	2.039%	2.153%	2.062%

Summary

Weighted Average Term to Initial Maturity									6.0 Years

Weighted Average Maturity (assuming exercise of extension options)									6.1 Years

Global Unsecured Revolving Credit Facility Detail As of March 31, 2022

	Maximum Available	Existing Capacity (2)	Currently Drawn

Global Unsecured Revolving Credit Facility	$3,274,858	$2,225,434	$959,713

(1)	Assumes all extensions will be exercised. Subsequent to quarter-end, Digital Realty amended its Global Senior Credit Agreement to increase the size from $3.0 billion to $3.75 billion.
(2)	Net of letters of credit issued of $89.7 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2022

	As of March 31, 2022

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	44%	39%	Less than 60% (5)	37%
Secured debt / total assets (6)	Less than 40%	< 1%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	201%	223%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.7x	6.7x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	8.3x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	39%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	8.0x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are, or will be, filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029,1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are, or will be, filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	First Quarter 2022

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended
	31-Mar-22	31-Mar-21	% Change	31-Dec-21	% Change
Rental revenues	$582,356	$609,098	(4.4%)	$600,497	(3.0%)
Tenant reimbursements - Utilities	165,022	157,992	4.4%	150,372	9.7%
Tenant reimbursements - Other	43,726	47,552	(8.0%)	45,071	(3.0%)
Interconnection & other	80,779	80,509	0.3%	77,773	3.9%
Total Revenue	$871,884	$895,151	(2.6%)	$873,712	(0.2%)

Utilities	$180,262	$171,093	5.4%	$166,302	8.4%
Rental property operating	146,096	150,508	(2.9%)	153,571	(4.9%)
Property taxes	37,273	38,109	(2.2%)	33,029	12.8%
Insurance	3,198	2,521	26.8%	2,403	33.1%
Total Expenses	$366,828	$362,232	1.3%	$355,305	3.2%

Net Operating Income (2)	$505,056	$532,920	(5.2%)	$518,407	(2.6%)
Less:
Stabilized straight-line rent	($11,143)	$1,962	(667.8%)	($1,320)	744.1%
Above- and below-market rent	655	(1,211)	(154.1%)	283	131.3%
Cash Net Operating Income (3)	$515,543	$532,169	(3.1%)	$519,444	(0.8%)

Stabilized Portfolio occupancy at period end (4)	82.9%	84.6%	(1.7%)	83.7%	(0.8%)

(1)	Represents buildings owned as of December 31, 2020 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2021-2022, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2022	First Quarter 2022

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	1Q22	LTM	1Q22	LTM	1Q22	LTM	1Q22	LTM

Annualized GAAP Rent	$38,739	$153,713	$117,078	$341,530	$156	$8,616	$155,973	$503,859

Kilowatt leased	14,976	53,255	95,250	282,801	—	—	110,226	336,056
NRSF	180,380	609,322	818,358	2,535,717	4,817	303,077	1,003,555	3,448,117

Weighted Average Lease Term (years)	3.9	3.6	8.0	7.8	3.8	13.7	7.3	7.6

Initial stabilized cash rent per Kilowatt	$213	$238	$99	$98	—	—	$120	$128
GAAP rent per Kilowatt	$216	$241	$102	$101	—	—	$118	$123
Leasing cost per Kilowatt	$21	$30	$28	$15	—	—	$27	$17

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$219	$244	$105	$103	—	—	$120	$128
Rental concessions by Kilowatt	$5	$5	$3	$4	—	—	$3	$3
Estimated operating expense by Kilowatt	$79	$93	$30	$26	—	—	$37	$36

Net rent per Kilowatt	$135	$145	$72	$73	—	—	$80	$88

Tenant improvements by Kilowatt	$1	$0	$2	$1	—	—	$2	$1
Leasing commissions by Kilowatt	$9	$13	$1	$1	—	—	$2	$3

Net effective rent per Kilowatt	$126	$132	$69	$71	—	—	$76	$84

Initial stabilized cash rent per NRSF	$212	$250	$138	$132	$31	$25	$158	$152
GAAP rent per NRSF	$215	$252	$143	$135	$27	$27	$155	$146
Leasing cost per NRSF	$20	$32	$39	$20	$3	$1	$36	$20

Net Effective Economics by NRSF (4)

Base rent by NRSF	$218	$255	$147	$138	$33	$28	$166	$124
Rental concessions by NRSF	$3	$3	$4	$5	$0	$0	$4	$4
Estimated operating expense by NRSF	$67	$88	$15	$20	$22	$1	$25	$30

Net rent per NRSF	$148	$165	$128	$114	$11	$28	$137	$89

Tenant improvements by NRSF	$1	$0	$3	$1	$0	$0	$3	$1
Leasing commissions by NRSF	$9	$14	$1	$1	$1	$0	$2	$3

Net effective rent per NRSF	$139	$150	$123	$112	$10	$27	$132	$85

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended March 31, 2022	First Quarter 2022

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	1Q22	LTM	1Q22	LTM	1Q22	LTM	1Q22	LTM

Leases renewed (Kilowatt)	33,975	124,213	13,652	116,752	—	—	47,627	240,965
Leases renewed (NRSF)	485,182	1,777,715	156,222	1,277,839	545,476	1,662,207	1,186,880	4,717,761
Leasing cost per Kilowatt	$0	$1	$91	$12	—	—	$45	$10
Leasing cost per NRSF	$0	$1	$96	$13	$20	$8	$22	$6

Weighted Term (years)	1.5	1.7	3.2	4.3	12.9	7.2	6.9	4.3

Cash Rent

Expiring cash rent per Kilowatt	$289	$316	$196	$158	—	—	$262	$239
Renewed cash rent per Kilowatt	$296	$320	$208	$143	—	—	$271	$234

% Change Cash Rent Per Kilowatt	2.6%	1.3%	5.9%	(9.4%)	—	—	3.3%	(2.2%)

Expiring cash rent per NRSF	$243	$265	$206	$173	$42	$29	$145	$157
Renewed cash rent per NRSF	$249	$268	$218	$157	$43	$30	$150	$154

% Change Cash Rent Per NRSF	2.6%	1.3%	5.9%	(9.4%)	3.4%	3.1%	3.3%	(1.8%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$288	$314	$184	$150	—	—	$258	$234
Renewed GAAP rent per Kilowatt	$297	$320	$201	$141	—	—	$269	$234

% Change GAAP Rent Per Kilowatt	3.2%	1.9%	9.2%	(5.6%)	—	—	4.4%	(0.2%)

Expiring GAAP rent per NRSF	$242	$263	$193	$164	$36	$27	$141	$153
Renewed GAAP rent per NRSF	$249	$268	$211	$155	$43	$31	$149	$154

% Change GAAP Rent Per NRSF	3.2%	1.9%	9.2%	(5.6%)	18.8%	13.7%	6.1%	0.5%

Retention ratio (5)	80.9%	83.2%	47.1%	72.7%	78.4%	74.0%	72.9%	76.8%

Churn (6)	2.4%	8.0%	1.7%	4.5%	1.5%	6.2%	2.0%	6.0%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2022

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,886,964	—	—	—	—	—	—	—	—
Month to Month (3)	133,397	$37,250	1.2%	$279	$279	$37,154	8,111	$383	$382
2022	1,276,773	382,926	12.5%	300	301	383,914	97,485	327	328
2023	1,251,286	301,865	9.9%	241	245	306,029	87,558	287	291
2024	765,041	137,394	4.5%	180	183	140,379	52,781	217	222
2025	449,208	81,465	2.7%	181	187	84,103	29,217	232	240
2026	244,978	38,672	1.3%	158	168	41,196	16,722	193	205
2027	231,395	30,566	1.0%	132	141	32,596	13,325	191	204
2028	67,118	6,191	0.2%	92	104	6,975	2,406	214	242
2029	41,488	5,129	0.2%	124	138	5,707	2,891	148	164
2030	66,036	6,037	0.2%	91	92	6,103	4,000	126	127
2031	46,872	8,682	0.3%	185	200	9,379	2,880	251	271
Thereafter	223,924	3,592	0.1%	16	16	3,619	1,717	174	176

Total / Wtd. Avg.	6,684,480	$1,039,770	34.0%	$217	$220	$1,057,155	319,095	$272	$276

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	2,088,152	—	—	—	—	—	—	—	—
Month to Month (3)	215,680	$30,911	1.0%	$143	$143	$30,911	19,516	$132	$132
2022	959,790	160,805	5.3%	168	168	160,954	92,012	146	146
2023	1,831,184	258,563	8.4%	141	144	262,781	152,467	141	144
2024	1,228,722	182,633	6.0%	149	155	190,579	113,182	134	140
2025	1,635,136	220,568	7.2%	135	143	233,895	149,433	123	130
2026	1,727,201	232,372	7.6%	135	146	251,345	163,176	119	128
2027	1,216,379	174,932	5.7%	144	156	189,933	119,384	122	133
2028	482,906	54,207	1.8%	112	128	61,924	46,663	97	111
2029	662,311	93,616	3.1%	141	165	109,213	83,427	94	109
2030	515,445	66,778	2.2%	130	144	74,193	50,662	110	122
2031	933,124	111,924	3.7%	120	138	128,981	97,253	96	111
Thereafter	1,434,101	166,555	5.4%	116	138	198,398	147,746	94	112

Total / Wtd. Avg.	14,930,131	$1,753,865	57.3%	$137	$147	$1,893,107	1,234,919	$118	$128

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,556,959	—	—	—	—	—	—	—	—
Month to Month (3)	31,889	$1,437	0.0%	$45	$45	$1,437	—	—	—
2022	330,100	11,956	0.4%	36	34	11,369	—	—	—
2023	1,147,057	27,971	0.9%	24	25	28,511	—	—	—
2024	374,384	16,726	0.5%	45	47	17,517	—	—	—
2025	944,361	41,704	1.4%	44	47	44,114	—	—	—
2026	709,346	21,728	0.7%	31	34	24,400	—	—	—
2027	322,923	12,712	0.4%	39	44	14,366	—	—	—
2028	193,008	10,217	0.3%	53	61	11,852	—	—	—
2029	754,200	27,573	0.9%	37	44	32,855	—	—	—
2030	634,267	25,843	0.8%	41	50	31,722	—	—	—
2031	71,651	2,193	0.1%	31	38	2,739	—	—	—
Thereafter	2,866,548	66,440	2.2%	23	31	87,599	—	—	—

Total / Wtd. Avg.	9,936,691	$266,499	8.7%	$32	$37	$308,481	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,532,075	—	—	—	—	—	—	—	—
Month to Month (3)	380,966	$69,598	2.3%	$183	$182	$69,502	—	—	—
2022	2,566,662	555,687	18.2%	217	217	556,237	—	—	—
2023	4,229,527	588,400	19.2%	139	141	597,321	—	—	—
2024	2,368,146	336,754	11.0%	142	147	348,475	—	—	—
2025	3,028,705	343,736	11.2%	113	120	362,112	—	—	—
2026	2,681,525	292,772	9.6%	109	118	316,942	—	—	—
2027	1,770,697	218,210	7.1%	123	134	236,895	—	—	—
2028	743,033	70,615	2.3%	95	109	80,752	—	—	—
2029	1,457,999	126,318	4.1%	87	101	147,775	—	—	—
2030	1,215,747	98,659	3.2%	81	92	112,018	—	—	—
2031	1,051,647	122,800	4.0%	117	134	141,099	—	—	—
Thereafter	4,524,572	236,588	7.7%	52	64	289,617	—	—	—

Total / Wtd. Avg.	31,551,302	$3,060,135	100.0%	$118	$125	$3,258,743	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2022, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	First Quarter 2022

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	55	$335,939	9.8%	8.8
2	IBM	34	132,038	3.8%	2.2
3	Global Cloud Provider	52	120,128	3.5%	3.2
4	Oracle Corporation	31	117,456	3.4%	3.2
5	Facebook, Inc.	38	103,567	3.0%	3.9
6	Social Content Platform	13	100,329	2.9%	5.1
7	Fortune 25 Investment Grade-Rated Company	25	88,219	2.6%	4.2
8	Equinix	20	87,982	2.6%	7.7
9	LinkedIn Corporation	7	68,792	2.0%	2.5
10	Fortune 500 SaaS Provider	15	66,328	1.9%	4.4
11	Cyxtera	15	63,220	1.8%	10.1
12	Fortune 25 Tech Company	44	60,654	1.8%	2.9
13	Rackspace	21	54,639	1.6%	10.5
14	Lumen Technologies, Inc.	128	53,910	1.6%	10.6
15	Social Media Platform	8	43,666	1.3%	8.8
16	Comcast Corporation	32	42,591	1.2%	4.1
17	JPMorgan Chase & Co.	17	41,435	1.2%	2.3
18	Verizon	99	40,955	1.2%	3.3
19	AT&T	75	36,987	1.1%	2.8
20	Zayo	125	33,298	1.0%	1.8
	Total / Weighted Average		$1,692,133	49.3%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of March 31, 2022, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates. Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	First Quarter 2022

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Mar-22	31-Dec-21	IT Load (6)	Count
North America

Northern Virginia	5,371,754	1,599,267	128,234	$562,657	91.2%	91.1%	462.9	23
Chicago	3,427,745	—	148,101	309,170	88.6%	89.1%	162.7	10
New York	2,069,718	217,124	72,832	204,794	79.0%	82.4%	53.4	13
Dallas	3,530,748	136,445	28,094	190,007	79.2%	79.8%	101.2	21
Silicon Valley	1,591,835	—	130,752	180,170	96.3%	97.4%	94.6	15
San Francisco	843,339	—	—	66,202	65.6%	66.1%	31.5	4
Phoenix	795,697	—	—	65,417	68.0%	72.1%	42.5	2
Atlanta	525,414	41,661	313,581	53,126	94.3%	95.1%	7.1	4
Portland	465,515	690,063	—	46,020	96.6%	98.4%	42.5	3
Seattle	398,649	—	—	40,888	82.8%	85.3%	19.5	1
Los Angeles	584,248	17,805	—	38,404	78.3%	83.3%	15.0	2
Toronto	300,307	427,049	—	26,033	85.7%	85.6%	27.0	2
Boston	437,121	—	50,649	21,879	51.5%	49.9%	19.0	3
Houston	392,816	—	13,969	18,396	70.4%	70.4%	13.0	6
Miami	226,314	—	—	8,094	84.6%	89.9%	1.3	2
Minneapolis/St. Paul	328,765	—	—	6,945	100.0%	100.0%	—	1
Austin	85,688	—	—	6,293	52.5%	52.5%	4.3	1
Charlotte	95,499	—	—	5,097	89.5%	89.5%	1.5	3
North America Total/Weighted Average	21,471,171	3,129,414	886,212	$1,849,594	84.5%	85.4%	1,099.0	116

EMEA

London	1,433,309	64,272	95,832	$215,899	67.5%	68.0%	103.9	16
Frankfurt	1,893,633	1,327,972	—	200,457	84.6%	80.1%	118.0	27
Amsterdam	1,221,755	46,258	94,452	142,227	71.0%	70.2%	112.8	13
Paris	638,219	282,458	—	76,786	79.0%	82.7%	49.9	10
Dublin	475,100	78,029	—	51,513	76.4%	77.3%	32.5	9
Marseille	389,630	165,495	—	49,485	79.8%	74.0%	31.8	4
Vienna	330,493	161,204	—	44,725	81.4%	79.5%	25.6	3
Zurich	284,781	313,509	—	39,384	79.8%	82.5%	17.0	3
Madrid	217,056	225,140	—	34,939	77.2%	76.1%	11.8	4
Brussels	171,532	186,531	—	23,847	73.0%	62.6%	7.5	4
Stockholm	193,057	49,825	—	20,618	66.9%	63.7%	14.2	6
Copenhagen	162,240	164,465	—	16,924	78.2%	78.7%	7.1	3
Dusseldorf	110,376	106,997	—	15,473	60.9%	59.7%	11.0	3
Athens	55,187	92,570	—	8,100	69.2%	74.4%	1.7	3
Zagreb	19,112	7,114	—	2,399	55.3%	55.3%	0.9	1
Nairobi	15,715	—	—	1,721	62.8%	61.9%	0.5	1
Mombasa	10,119	37,039	—	1,100	53.2%	53.2%	0.3	2
Maputo	—	16,652	—	—	—	—	0.7	1
EMEA Total/Weighted Average	7,621,313	3,325,529	190,284	$945,595	76.0%	74.6%	547.1	113

Asia Pacific

Singapore	882,847	—	—	$166,561	93.1%	84.3%	78.5	3
Sydney	226,697	222,838	—	27,519	86.4%	86.4%	14.9	4
Melbourne	146,570	—	—	16,051	62.8%	62.8%	9.6	2
Hong Kong	99,129	185,622	—	125	0.1%	—	7.5	1
Seoul	—	162,260	—	111	—	—	—	1
Osaka	—	235,532	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,355,243	806,252	—	$210,368	81.9%	76.2%	110.5	12

Non-Data Center Properties	263,668	—	—	$1,068	83.1%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	30,711,395	7,261,195	1,076,496	$3,006,624	82.3%	82.5%	1,756.6	241

Managed Unconsolidated Joint Ventures

Northern Virginia	1,482,337	—	—	$100,432	93.8%	93.8%	98.7	8
Silicon Valley	414,267	—	—	25,170	100.0%	100.0%	10.9	4
Hong Kong	186,300	—	—	20,360	87.3%	87.3%	11.0	1
Toronto	104,308	—	—	13,302	100.0%	100.0%	6.8	1
Los Angeles	196,517	—	—	5,207	100.0%	100.0%	—	2
Managed Unconsolidated Portfolio Total/Weighted Average (7)	2,383,729	—	—	$164,471	95.2%	95.2%	127.3	16

Managed Portfolio Total/Weighted Average	33,095,124	7,261,195	1,076,496	$3,171,094	83.2%	83.4%	1,883.9	257

Digital Realty Share Total/Weighted Average (8)	31,551,302	7,261,195	1,076,496	$3,060,135	82.5%	82.8%	1,902.9

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,043,614	183,498	1,012,604	147,345	96.9%	96.9%	89.4	20
Tokyo	1,059,436	239,895	—	52,599	66.8%	70.3%	34.5	3
Osaka	277,031	248,590	—	51,633	94.6%	94.5%	28.5	3
Rio De Janeiro	99,223	—	—	11,249	100.0%	100.0%	8.0	2
Fortaleza	94,205	—	—	9,653	100.0%	100.0%	6.2	1
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Santiago	67,340	45,209	180,835	6,656	68.7%	68.7%	6.3	2
Queretaro	—	108,178	376,202	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	2,691,849	825,370	1,569,641	$286,904	84.4%	86.0%	181.8	34

Portfolio Total/Weighted Average	35,786,973	8,086,565	2,646,137	$3,457,999	83.3%	83.6%	2,065.7	291

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2022, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space
(7)	Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, two data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.
(8)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	First Quarter 2022

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$25,224	$10,226	$35,450	—	3Q22		1	41,661	$25,224	$10,226	$35,450
Dallas	—	—	—	—	—	2	136,445	11,501	32,436	87,291	119,727	86.9%	4Q22		2	136,445	32,436	87,291	119,727
Los Angeles	—	—	—	—	—	1	17,805	1,200	3,044	34,392	37,435	—	3Q23		1	17,805	3,044	34,392	37,435
New York (5)	1	32,242	$2,130	$16,087	$18,217	2	184,882	6,000	150,678	55,117	205,795	40.0%	4Q22		3	217,124	152,809	71,203	224,012
Northern Virginia (6)	3	934,118	27,035	172,712	199,747	4	665,150	86,000	138,658	473,995	612,654	81.4%	4Q22		5	1,599,267	165,693	646,707	812,401
Portland	1	552,862	131,686	48,127	179,813	1	137,201	16,000	131,519	21,908	153,427	100.0%	2Q22		2	690,063	263,205	70,035	333,240
Toronto	1	126,636	17,906	5,666	23,572	2	300,413	18,800	64,860	133,397	198,257	85.1%	4Q22		2	427,049	82,766	139,063	221,829
North America	6	1,645,858	$178,757	$242,592	$421,349	13	1,483,556	141,501	$546,419	$816,327	$1,362,745	80.8%		9.2%	16	3,129,414	$725,176	$1,058,918	$1,784,094

Amsterdam	—	—	—	—	—	1	46,258	4,000	$27,384	$11,966	$39,350	100.0%	4Q22		1	46,258	$27,384	$11,966	$39,350
Athens	—	—	—	—	—	1	92,570	6,800	12,958	61,754	74,712	—	1Q23		1	92,570	12,958	61,754	74,712
Brussels	1	79,551	$5,863	$34,392	$40,254	2	106,981	8,250	34,834	82,662	117,496	—	4Q22		2	186,531	40,697	117,053	157,751
Copenhagen	1	100,556	35,306	13,946	49,252	2	63,909	5,950	32,676	72,146	104,822	3.4%	4Q22		2	164,465	67,983	86,091	154,074
Dublin	—	—	—	—	—	1	78,029	6,840	3,077	90,160	93,236	—	2Q23		1	78,029	3,077	90,160	93,236
Dusseldorf	1	72,791	12,397	1,682	14,079	1	34,206	3,133	34,030	20,786	54,817	16.0%	4Q22		1	106,997	46,427	22,469	68,896
Frankfurt	4	927,174	94,759	131,556	226,315	3	400,798	32,360	175,904	298,913	474,818	50.1%	1Q23		7	1,327,972	270,663	430,469	701,132
London	—	—	—	—	—	1	64,272	3,066	20,356	20,729	41,085	—	1Q23		1	64,272	20,356	20,729	41,085
Madrid	1	150,093	32,674	6,685	39,359	1	75,047	5,000	23,286	41,408	64,694	100.0%	4Q22		1	225,140	55,960	48,093	104,053
Maputo	—	—	—	—	—	1	16,652	370	2,670	7,652	10,322	—	2Q22		1	16,652	2,670	7,652	10,322
Marseille	—	—	—	—	—	1	165,495	13,600	97,655	81,926	179,581	40.4%	3Q22		1	165,495	97,655	81,926	179,581
Mombasa	1	18,519	1,413	267	1,680	1	18,519	855	6,947	2,200	9,146	—	2Q22		1	37,039	8,360	2,466	10,826
Paris	—	—	—	—	—	3	282,458	31,600	276,962	140,962	417,924	20.3%	4Q22		3	282,458	276,962	140,962	417,924
Stockholm	—	—	—	—	—	1	49,825	2,625	15,962	13,335	29,296	—	2Q22		1	49,825	15,962	13,335	29,296
Vienna	1	80,602	12,132	48,359	60,492	1	80,602	5,000	12,350	86,346	98,697	—	4Q23		1	161,204	24,482	134,706	159,188
Zagreb	—	—	—	—	—	1	7,114	700	734	6,791	7,526	—	2Q23		1	7,114	734	6,791	7,526
Zurich	—	—	—	—	—	1	313,509	24,000	210,191	170,305	380,496	62.6%	1Q23		1	313,509	210,191	170,305	380,496
EMEA	10	1,429,286	$194,544	$236,887	$431,431	23	1,896,244	154,149	$987,978	$1,210,040	$2,198,019	34.3%		11.1%	27	3,325,529	$1,182,522	$1,446,927	$2,629,449

Hong Kong	1	185,622	$24,959	$1,415	$26,374	—	—	—	—	—	—		—		1	185,622	$24,959	$1,415	$26,374
Osaka	1	168,237	30,257	23,763	54,020	1	67,295	6,000	$23,194	$66,432	$89,625	—	2Q23		1	235,532	53,451	90,195	143,645
Seoul	—	—	—	—	—	1	162,260	12,000	125,433	20,741	146,174	—	2Q22		1	162,260	125,433	20,741	146,174
Sydney (7)	2	155,249	74,471	15,066	89,537	1	67,589	7,200	52,918	13,586	66,505	100.0%	2Q22		2	222,838	127,389	28,653	156,042
Asia Pacific	4	509,108	$129,687	$40,244	$169,931	3	297,144	25,200	$201,545	$100,759	$302,304	28.6%		9.9%	5	806,252	$331,232	$141,003	$472,236

Total	20	3,584,251	$502,988	$519,723	$1,022,711	39	3,676,944	320,850	$1,735,942	$2,127,126	$3,863,068	54.4%		10.4%	48	7,261,195	$2,238,930	$2,646,849	$4,885,779

(1)	Represents costs incurred through March 31, 2022.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Northern Virginia includes 263,302 square feet of pre-leased Base Building.
(7)	Sydney includes 135,178 square feet of pre-leased Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	First Quarter 2022

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	52.9	$107,003	—	$107,003
Development Construction in Progress
Land - Current Development (1)	N/A	742.7	$1,015,295	—	$1,015,295
Space Held for Development (1)	1,076,496	N/A	207,055	—	207,055	$172
Base Building Construction (2)	3,584,251	N/A	502,988	$519,723	1,022,711	320
Data Center Construction	3,676,944	N/A	1,735,942	2,127,126	3,863,068	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	12,060	—	12,060
Campus, Tenant Improvements & Other (4)	N/A	N/A	50,144	136,011	186,155
Total Development Construction in Progress	8,337,691	742.7	$3,523,484	$2,782,860	$6,306,344

Enhancement & Other			$9,824	$19,256	$29,080
Recurring			10,465	36,790	47,255
Total Construction in Progress		795.6	$3,650,776	$2,838,906	$6,489,682

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of March 31, 2022 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through March 31, 2022. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	First Quarter 2022

	Three Months Ended
	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Non-Recurring Capital Expenditures (1)

Development	$430,947	$648,615	$581,853	$505,942	$439,793

Enhancements and Other Non-Recurring	5,387	2,241	411	102	58

Total Non-Recurring Capital Expenditures	$436,334	$650,856	$582,264	$506,044	$439,851

Recurring Capital Expenditures (2)	$46,770	$87,550	$50,800	$39,231	$39,522

Total Direct Capital Expenditures	$483,104	$738,406	$633,064	$545,275	$479,373

Indirect Capital Expenditures

Capitalized Interest	$14,751	$15,328	$15,142	$11,558	$11,434

Capitalized Overhead	20,879	18,963	18,423	16,090	17,716

Total Indirect Capital Expenditures	$35,630	$34,291	$33,565	$27,648	$29,150

Total Improvements to and Advances for Investment in Real Estate	$518,734	$772,697	$666,629	$572,923	$508,523

Consolidated Portfolio Net Rentable Square Feet (3)	31,551,302	31,457,664	31,620,833	31,753,051	31,356,257

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	First Quarter 2022

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	—	$25,578	6	148,101	52,284
Dallas	2	114.0	$33,112	—	2	28,094	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	50,025	4	72,832	17,034
Northern Virginia	7	576.3	30,978	498,067	5	128,234	2,128
Silicon Valley	1	13.0	—	71,060	1	130,752	14,499
North America	12	726.2	$64,090	$644,730	21	886,212	$141,047

Amsterdam	1	4.4	—	$27,715	2	94,452	$35,115
Athens	1	0.9	—	3,537	—	—	—
Dublin	2	5.0	6,126	—	—	—	—
Frankfurt	1	12.0	—	133,507	—	—	—
London	1	6.7	16,876	—	3	95,832	30,893
Madrid	1	1.8	19,911	—	—	—	—
Paris	2	8.4	—	36,635	—	—	—
Zurich	1	2.6	—	20,133	—	—	—
EMEA	10	41.9	$42,913	$221,528	5	190,284	$66,008

Melbourne	1	4.1	—	$4,459	—	—	—
Seoul	1	4.9	—	70,266	—	—	—
Sydney	1	18.5	—	74,313	—	—	—
Asia Pacific	3	27.5	—	$149,038	—	—	—

Consolidated Portfolio	25	795.6	$107,003	$1,015,295	26	1,076,496	$207,055

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through March 31, 2022. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dipositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2022

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Zurich 4 (5)	Land	Zurich	2/28/2022	$20,700	—	—	—	—	—
Canton de la Courneuve (6)	Land	Paris	2/28/2022	132,005	—	—	—	—	—
Ambattur Estate (7)	Land	Chennai	2/9/2022	33,560	—	—	—	—	—
Total	—	—	—	$186,265	—	—	—	—	—

Closed Dispositions:

Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Based on a spot rate of 1.087x CHF to USD as of March 31, 2022.
(6)	Based on a spot rate of 1.113x EUR to USD as of March 31, 2022. Total purchase price of $132 million reflects total estimated minimum rent plus the call option strike price exercisable after six years.
(7)	Site was acquired by BAM Digital Realty, a 50/50 joint venture between Digital Realty and Brookfield Infrastructure Partners. Digital Realty’s pro rata share of the purchase price was approximately $17 million.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	First Quarter 2022

Summary Balance Sheet -	As of March 31, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$1,194,685	$1,124,195	$1,293,685	$184,088	$781,570	$458,799	$5,037,023
Accumulated depreciation & amortization	(201,883)	(81,489)	(11,253)	(53,496)	(100,381)	(20,931)	(469,432)
Net Book Value of Operating Real Estate	$992,802	$1,042,706	$1,282,432	$130,593	$681,189	$437,868	$4,567,591
Cash	130,067	$194,910	$26,729	$8,551	34,314	11,030	405,602
Other assets	1,338,793	163,419	189,007	10,096	197,206	47,833	1,946,355
Total Assets	$2,461,663	$1,401,035	$1,498,168	$149,240	$912,709	$496,731	$6,919,547

Debt	899,538	354,974	347,153	—	—	120,999	1,722,665
Other liabilities	171,374	168,317	34,085	10,635	25,233	137,035	546,678
Equity / (deficit)	1,390,751	877,744	1,116,930	138,606	887,477	238,698	4,650,205
Total Liabilities and Equity	$2,461,663	$1,401,035	$1,498,168	$149,240	$912,709	$496,731	$6,919,547

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$458,764	$177,487	$143,028	—	—	$33,955	$813,234

Summary Statement of Operations -	Three Months Ended March 31, 2022
at the JV's 100% Share	Ascenty	Mitsubishi	Digital Core REIT	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$59,303	$41,027	$28,023	$6,227	$28,458	$9,008	$172,047
Operating expenses	(23,178)	(21,807)	(8,723)	(2,143)	(11,988)	(3,450)	(71,289)
Net Operating Income (NOI)	$36,125	$19,220	$19,301	$4,085	$16,471	$5,558	$100,758

Straight-line rent	—	(2,326)	(2,945)	102	(640)	(98)	(5,907)
Above and below market rent	—	—	(1,141)	—	178	—	(962)
Cash Net Operating Income (NOI)	$36,125	$16,894	$15,215	$4,187	$16,009	$5,459	$93,889

Interest expense	($30,222)	($697)	($1,230)	($0)	($3)	($2,861)	($35,014)
Depreciation & amortization	(22,992)	(9,813)	(15,959)	(2,287)	(17,385)	(1,460)	(69,896)
Other income / (expense)	(2,442)	(2,899)	(4,203)	(260)	(1,268)	(1,264)	(12,335)
FX remeasurement on USD debt	135,134	—	—	—	—	—	135,134
Total Non-Operating Expenses	$79,478	($13,409)	($21,392)	($2,547)	($18,656)	($5,585)	$17,889

Net Income / (Loss)	$115,603	$5,811	($2,092)	$1,538	($2,186)	($28)	$118,647

Digital Realty's ownership percentage	49% (3)	50%	41% (4)	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$18,424	$9,610	$7,952	$2,042	$3,294	$1,893	$43,215

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$18,424	$8,447	$6,268	$2,093	$3,202	$1,879	$40,313

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	$58,744	$2,906	($857)	$769	($437)	($167)	$60,958

Digital Realty's Pro Rata Share of core FFO (5)	$1,551	$7,812	$5,718	$1,912	$3,040	$149	$20,182

Digital Realty's Fee Income from Joint Ventures	—	$23	$2,332	$159	$771	$88	$3,373

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Colovore, Menlo, Starwood, Walsh, and BAM Digital Realty joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	As of March 31, 2022 Digital Realty owns approximately 35% of Digital Core REIT and separately owns 10% retained interest in the underlying operating properties.
(5)	For a definition of core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	First Quarter 2022

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Net Income Available to Common Stockholders	$63,101	$1,057,630	$124,094	$127,370	$372,406
Interest	66,725	71,762	71,417	75,014	75,653
Loss from early extinguishment of debt	51,135	325	—	—	18,347
Income tax expense (benefit)	13,244	3,961	13,709	47,582	7,547
Depreciation & amortization	382,132	378,883	369,035	368,981	369,733
EBITDA	$576,337	$1,512,561	$578,255	$618,946	$843,686
Unconsolidated JV real estate related depreciation & amortization	29,319	24,146	21,293	20,983	19,378
Unconsolidated JV interest expense and tax expense	21,111	15,222	11,008	15,523	8,786
Severance, equity acceleration, and legal expenses	2,077	1,003	1,377	2,536	2,427
Transaction and integration expenses	11,968	12,427	13,804	7,075	14,120
(Gain) / loss on sale of investments	(2,770)	(1,047,011)	635	(499)	(333,921)
Impairment of investments in real estate	—	18,291	—	—	—
Other non-core adjustments, net	(48,858)	14,307	(28,745)	(60,308)	38,575
Non-controlling interests	3,629	22,587	2,266	4,544	8,756
Preferred stock dividends, including undeclared dividends	10,181	10,181	10,181	11,885	13,514
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	—	(18,000)	—
Adjusted EBITDA	$602,994	$583,713	$610,074	$602,685	$615,321

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Mar-22	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21

Total GAAP interest expense	$66,725	$71,762	$71,417	$75,014	$75,653
Capitalized interest	14,751	15,328	15,142	11,558	11,434
Change in accrued interest and other non-cash amounts	52,324	(37,974)	17,820	(43,604)	44,620
Cash Interest Expense (2)	$133,800	$49,116	$104,379	$42,968	$131,707

Preferred dividends	10,181	10,181	10,181	11,885	13,514
Total Fixed Charges (3)	$91,657	$97,271	$96,740	$98,457	$100,601

Coverage
Interest coverage ratio (4)	6.1x	6.0x	6.5x	6.1x	6.6x
Cash interest coverage ratio (5)	4.0x	9.8x	5.4x	10.9x	4.5x
Fixed charge coverage ratio (6)	5.5x	5.4x	5.8x	5.4x	5.8x
Cash fixed charge coverage ratio (7)	3.7x	8.3x	5.0x	9.0x	4.1x

Leverage
Debt to total enterprise value (8) (9)	25.5%	20.5%	24.8%	23.9%	24.1%
Debt plus preferred stock to total enterprise value (10)	26.8%	21.7%	26.1%	25.2%	25.9%
Pre-tax income to interest expense (11)	2.2x	16.2x	2.9x	2.7x	6.2x
Net Debt to Adjusted EBITDA (12)	6.3x	6.1x	6.0x	6.0x	5.6x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2022

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	First Quarter 2022

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of unconsolidated JV debt, less unrestricted cash and cash equivalents (including our share of unconsolidated JV cash) divided by the product of Adjusted EBITDA (inclusive of our share of unconsolidated JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2022, GAAP interest expense was $67 million, capitalized interest was $15 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended
(in thousands)	31-Mar-22	31-Dec-21	31-Mar-21

Operating income	$141,236	$131,498	$192,519

Fee income	(5,757)	(4,133)	(2,426)
Other income	(15)	(200)	(59)
Depreciation and amortization	382,132	378,883	369,733
General and administrative	96,435	103,705	97,568
Severance, equity acceleration, and legal expenses	2,077	1,003	2,427
Transaction expenses	11,968	12,427	14,120
Impairment in investments in real estate	—	18,291	—
Other expenses	7,657	(1)	(257)

Net Operating Income	$635,734	$641,472	$673,624

Cash Net Operating Income (Cash NOI)

Net Operating Income	$635,734	$641,472	$673,624

Straight-line rental revenue	(6,530)	(16,345)	(18,606)
Straight-line rental expense	3,646	5,453	6,750
Above- and below-market rent amortization	335	910	2,136

Cash Net Operating Income	$633,185	$631,490	$663,904

Forward-Looking Statements	Financial Supplement
First Quarter 2022

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2022 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2022 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact on our operations and on the operations of our customers, suppliers and business partners during a pandemic, such as COVID-19;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2021 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.